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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                   FORM 8-K/A

                                 Amendment No. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report:     October 2, 1997
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                            The Fortress Group, Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                   0-28024                   54-1774977
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(State or Other Jurisdiction      (Commission               (IRS Employer
     of Incorporation)            File Number)            Identification No.)


1921 Gallows Road, Suite 730, Vienna, Virginia                    22182
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  (Address of Principal Executive Offices)                      (Zip Code)


Registrant's Telephone No., Including Area Code:  (703) 442-4545
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Item 5 - Other Events

         The Fortress Group, Inc., a Delaware corporation (the "Company"), and Prometheus Homebuilders LLC ("Prometheus"), an affiliate of Lazard Freres Real Estate Investors LLC, have entered into an Amended and Restated Stock Purchase Agreement, dated as of September 30, 1997 (the "Amended Agreement"), which amends and restates the Stock Purchase Agreement, dated as of August 14, 1997, previously entered into by the Company and Prometheus.

        Under the Amended Agreement, Prometheus will purchase $35,000,000 of the Company's newly issued Class AA Convertible Preferred Stock, $0.01 par value (the "Class AA Stock"). The Class AA Stock will be convertible, in whole or in part, at Prometheus' discretion into the Company's Common Stock ("Common Stock") at $6.00 per share at any time after the First Closing (as defined below). The Company will be able to require conversion of the Class AA Stock when the average closing price of the Common Stock for the 90 days preceding conversion is equal to or exceeds $12.00 per share. The conversion price of the Class AA Stock will decrease if, between the fourth and sixth anniversaries of the First Closing, the Common Stock trades at less than $12.01 per share. The Class AA Stock will pay a 6% per annum preferred dividend, cumulative and compounded quarterly, however, until the Second Closing (as defined below) the dividend rate will be 12%.

        Under the Amended Agreement, Prometheus will also purchase $40,000,000 of the Company's newly issued Class ABI Convertible Redeemable Preferred Stock, par value $0.01 per share, and Class ABII Convertible Redeemable Preferred Stock, par value $0.01 per share (together, the "Class AB Stock"). The two classes of Class AB Stock are identical except as described below with respect to voting rights. The Class AB Stock will be convertible, in whole or in part, at Prometheus' discretion in Common Stock at a price equal to 95% of the average of the closing prices of the Common Stock for the thirty days commencing 45 trading days preceding conversion. The conversion right will commence on either the fourth anniversary of the First Closing or of the Second Closing, as determined by the parties before the Second Closing (the "Issue Date"). The Company will be able to require conversion of the Class AB Stock on or after the fifth anniversary of the Issue Date. In addition, the Company will be able to require redemption of the Class AB Stock in whole but not in part on or after the fifth anniversary of the Issue Date. The Class AB Stock will pay a 12% per annum preferred dividend, cumulative and compounded quarterly.

        The Amended Agreement provides that the Company, at its option and subject to compliance with the Company's Senior Note Indenture, may issue notes maturing December 31, 2004 and otherwise having rights substantially the same as the Class ABI Convertible Redeemable Preferred Stock in lieu of some or all of the Class AB Stock (the "Notes"). In addition, as an alternative, the Company and Prometheus have agreed to explore the issuance of the Notes by a subsidiary of the Company, but there can be no assurance that the Company and Prometheus will reach agreement with respect to such alternative.

         Prometheus will also receive 1,000,000 warrants ("Warrants") to purchase Common Stock. The Warrants will be exercisable between the second and seventh anniversaries of the First Closing at an exercise price of $7.00 per share of Common Stock. The number of Warrants may increase and the exercise price may decrease if, between the fourth and sixth anniversaries of the date of the First Closing, the Common Stock trades at less than $20.01 per share and $12.01 per share, respectively.

        On September 30, 1997, pursuant to the Amended Agreement, the Company and Prometheus closed in escrow on the sale of $11,700,000 of Class AA Stock and 375,000 Warrants (the "First Closing") for $11,700,000. The escrow conditions were satisfied and the escrow was released on October 2, 1997. Until the Second Closing, the Class AA Stock will pay a 12% per annum preferred dividend, cumulative and compounded quarterly, and will not be convertible by the Company.

        Prometheus will purchase an additional $23,300,000 of Class AA Stock and Class AB Stock (or Notes), in proportionate amounts, and 625,000 Warrants no later than December 30, 1997 (the "Second Closing"), subject to certain customary closing conditions, including shareholder approval. If the Company fails to complete the Second Closing by January 31, 1998, other than as a result of a default by Prometheus under the Amended Agreement, the Company will be obligated to pay Prometheus a termination fee of $4,000,000 and the exercise price of the outstanding Warrants will immediately be adjusted to one cent ($0.01) per share. The remaining investment, for an aggregate investment of $75,000,000, will close no later than December 31, 1998, subject to similar closing conditions. In any event, the Company will pay Prometheus' expenses incurred in connection with the transactions contemplated by the Amended Agreement. Prometheus, or its subsequent transferees, will have certain registration rights with respect to the Class AA Stock, the Class AB Stock, the Notes (if issued) and the Common Stock underlying the Class AA Stock, the Class AB Stock, the Notes (if issued) and the Warrants.

         The Company expects that Prometheus will also purchase approximately 900,000 shares of Common Stock from the Company's original founders by December 30, 1997. Prometheus and the Company may also agree to an additional investment of up to $25,000,000 after December 31, 1998.

        Holders of the Class AA Stock and the Class ABI Convertible Redeemable Preferred Stock will vote on an as-converted basis with the Common Stock as a single class on all matters on which the Common Stock is entitled to vote, including the general election of directors. Voting rights of the Class AA Stock and Class ABI Stock with respect to the general election of directors, on an aggregate basis following completion of Prometheus' full investment, will not exceed an aggregate total of 45% of the total voting stock outstanding at that time. Holders of the Class ABII Stock will not vote on the general election of directors unless the trading price of the Common Stock falls below $3.00 per share and such holders provide notice to the Company of their intention so to vote. The voting power of the Class AB Stock will be calculated as if it were convertible into Common Stock at $5.25 per share.

         Holders of Class AA Stock and Class AB Stock, voting together as a class according to their proportionate liquidation values, will also be entitled to elect three of the 15 members of the Company's Board of Directors and will be entitled to designate two of the directors to be appointed to serve on the five member Executive Committee of the Board of Directors. The Executive Committee will have substantial authority to control the operations of the Company and to act upon its decisions, but the Board of Directors will be able to override any such action by a supermajority vote consisting of 13 of the 15 members of the Board of Directors. The Company and Prometheus contemplate that the three directors and two members of the executive committee will first be appointed concurrent with stockholder approval of the transactions contemplated by the Amended


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Agreement, though Prometheus reserves the right to elect and designate such directors at any time after the First Closing (the "Preferred Directors").

         Following the Second Closing, holders of Class AA Stock and Class AB Stock will be entitled to appoint a majority of the Board of Directors in the event that, on any date that is 60 days after the end of a fiscal quarter, (i) the Common Stock is trading at or less than $4.375 per share, as adjusted, and
(ii) the percentage change in the Company's earning before interest expense, income taxes and extraordinary or non-recurring items ("EBT") per share for the most recent two fiscal quarters as measured against the same two fiscal quarters of the prior year is less than the percentage change in the EBT per share for a comparable group of companies for the two most recent fiscal quarters as measured against the same two fiscal quarters of the prior year for such companies.

        Holders of the Class AA Stock and the Class AB Stock will also have approval rights with respect to certain material actions proposed to be taken by the Company. In addition, in connection with the First Closing, the Company, Prometheus and certain holders of Common Stock have entered into a Stockholders Agreement which requires, once the Preferred Directors are elected and designated, that certain significant actions proposed to be taken by the Company or any of its subsidiaries be submitted to a vote of the Board of Directors or the Executive Committee. An affirmative vote of 81% of the Board of Directors or the Executive Committee, as appropriate, will be required in order for the Company or its subsidiaries to take such actions. It is also contemplated that these provisions will be incorporated in the Company's certificate of incorporation and bylaws. Certain principal shareholders of the Company have agreed, subject to certain conditions, to certain restrictions on their ability to dispose of Common Stock and have agreed to grant Prometheus certain rights to participate proportionately in any sale of such Common Stock not otherwise excepted from such restrictions. Prometheus has also been granted certain preemptive rights with respect to future issuances of capital stock by the Company.

        Certain principal stockholders of the Company, holding a majority of the Company's outstanding Common Stock, have agreed to vote in favor of the transactions contemplated by the Amended Agreement when submitted to a special meeting of stockholders expected to be held during the fourth quarter of 1997 (the "Stockholders Meeting"). Prometheus has agreed to abstain from voting at the Stockholders Meeting on the authorization of the issuance of Class AA Stock, Class AB Stock, Notes (if issued) and Warrants.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            The Fortress Group, Inc.


Date:   October 6, 1997                    By:   /s/ James J. Martell, Jr.
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                                                 James J. Martell, Jr.
                                                 President and
                                                 Chief Executive Officer